UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1 TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2012
Date of Report (Date of earliest event reported)

NOVUS ROBOTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7669 Kimbal Street Mississauga, Ontario Canda	L5S 1A7
(Address of principal executive offices)	(Zip Code)

(905) 672-7669
Registrant’s telephone number, including area code

Ecoland International Inc.
14 The Link, Mornigside
Sandton 2196 South Africa
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

Ecoland International, Inc., now known as Novus Robotics Inc., a Nevada corporation (the “Corporation”), D&R Technology Inc., a private corporation (“D&R Technology”) and , Beradino Paolucci and Drakso Karanovic, the shareholders of D&R Technology Inc. (the “D&R Shareholders”) entered into that certain share exchange agreement dated January 27, 2012 (the “Share Exchange Agreement”). The Board of Directors of the Corporation approved the execution and consummation of the transaction under the Share Exchange Agreement on February 1, 2012.  In accordance with the terms and provisions of the Share Exchange Agreement, the Corporation issued an aggregate of 59,000,000 shares of its restricted common stock to the D&R Shareholders in exchange for 100% of the total issued and outstanding shares of D&R Technology, thus making D&R Technology its wholly-owned subsidiary. The Board of Directors of the Corporation deemed it in the best interests of the shareholders of the Corporation to enter into the Share Exchange Agreement pursuant to which it would acquire all the technology and assets and assume all liabilities of D&R Technology. This resulted in a change in control and overall business operations of the Corporation thus bringing potential value to its shareholders.

In accordance with further terms and provisions of the Share Exchange Agreement, that certain employment agreement dated June 1, 2009 (the “Employment Agreement”) between the Corporation and David Wallace (“Wallace”) would be terminated and Wallace would waive any and all rights or claims to compensation due and owing under the terms of the Employment Agreement, including any liquidated damages due and owing Wallace under any currently existing severance pay plan for employees and any payments of benefits under any existing benefit coverages in which Wallace was participating in accordance with the terms of such benefit coverages (as that term is defined in the Employment Agreement).

Lastly, the Corporation provided to D&R Technology the reviewed balance sheet and statements of operation, stockholders' equity and cash flows as of and for the quarter ended November 30, 2011 (the “Financial Statements”). The Corporation had three liabilities reflected on the balance sheet of the Financial Statements: (i) $359,477 in notes payable – related parties, which related party is Wallace (the “Related Party Debt”); (ii) $26,574 in accounts payable and accrued liabilities (“Accounts Payable”); and (ii) $250,622 in notes payable, which consist of those certain convertible notes as follows: (a) convertible promissory note dated April 15, 2008 in the principal amount of $30,000 issued to Donna Boyle, (b) convertible promissory note dated December 15, 2006 in the principal amount of $50,000 issued to Raymond Russell, and (c) convertible promissory note dated December 15, 2006 in the principal amount of $50,000 issued to Stephen Treanor (collectively, the Convertible Promissory Notes”).

The Corporation warranted and represented that based upon negotiations and discussions with Ms. Boyle and Messrs. Russell and Treanor, the Convertible Promissory Notes would be assigned and transferred at closing to certain individuals and in those denominations as specified by D&R Technology. The Corporation further warranted and represented that Wallace waived payment of the Related Party Debt as reflected in the waiver and settlement agreement between the Corporation and Wallace dated January 27, 2012. The Corporation further warranted and represented that it has satisfied or will satisfy in full by closing all amounts due and owing under the Accounts Payable.

Stock Purchase Agreement

The Corporation previously announced that certain controlling shareholders of the Corporation , who were Capitalsense Ltd., Altimo Ltd., Cimarron Capital Ltd. and David Wallace (the “Controlling Shareholders”) , and D&R Technology entered into a stock purchase agreement dated November 7, 2011 (the “Stock Purchase Agreement”) . In accordance with the terms and provisions of the Stock Purchase Agreement, the Controlling Shareholders were to transfer an aggregate of 59,000,000 shares of restricted common stock of the Corporation held of record by the Controlling Shareholders to D&R Technology.

Termination Agreement

Subsequently, it was determined that the structure and transaction represented by the Stock Purchase Agreement did not reflect the intent and strategic goals of the parties. Therefore, the Controlling Shareholders and D&R Technology entered into that certain termination agreement dated January 27, 201 2 (the “Termination Agreement”), pursuant to which the parties rescinded the Stock Purchase Agreement and the Controlling Shareholders returned to the Corporation their respective share certificates evidencing the aggregate 59,000,000 shares of common stock of the Corporation. The respective share certificates received from the Controlling Shareholders were cancelled and the 59,000,000 shares of common stock were returned to treasury.   Thus, neither D&R Technology nor the Controlling Shareholders no longer retained the general respective rights attributable to shareholders of the Corporation. The Controlling Shareholders returned their respective shares to the Corporation with the understanding that the shares were to be cancelled and returned to treasury as a condition precedent to consummation of the Share Exchange Agreement whereby 59,000,000 shares of common stock of the Corporation were going to be issued in exchange for the total issued and outstanding shares of common stock of D&R Technology.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITON OR DISPOSITION OF ASSETS

The Corporation refers to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

BUSINESS DEVELOPMENT

Historical Business

The Corporation was formed in the State of Nevada on June 24, 2005 under the name Guano Distributors, Inc. Prior to its incorporation, on April 15, 2005, David Wallace, its then chief executive officer, chief financial officer and sole director, formed Guano Distributors (Pty) Ltd., a South African registered company, for the purpose of selling Dry-Bar Cave bat guano. On May 15, 2005, Mr. Wallace, transferred all of his ownership interest in Guano Distributors (Pty) Ltd. to the Corporation. On June 28, 2006, the Corporation amended its Articles of Incorporation to change its name to Ecoland International, Inc.

Certificate of Amendment

On March 13, 2012, we filed a Certificate of Amendment with the Nevada Secretary of State in order to change our name from “Ecoland International Inc..” to “Novus Robotics Inc.” (the “Name Change”). The Name Change was effective with the Nevada Secretary of State on March 13, 2012 when the Certificate of Amendment was filed. The Name Change was approved by our Board of Directors pursuant to written consent resolutions dated February 21, 2012 and further approved by certain shareholders holding a majority of our total issued and outstanding shares of common stock pursuant to written consent resolutions dated February 21, 2012.

We filed the appropriate documentation with FINRA in order to effectuate the Name Change in the OTC Markets. The Name Change was effected on the OTC Markets April 10, 2012. Our new cusip number is 67011H108.

Therefore, as of the date of this Current Report, our trading symbol is “NRBT”. Our management deemed it appropriate to change our name to Novus Robotics Inc. in furtherance of and to better reflect the nature of our new business operations.

D&R Technology

D&R Technology was previously the wholly-owned subsidiary of D Mecatronics Inc., which is a publicly traded corporation trading under the symbol "DMEC" ("D Mecatronics") The controlling shareholders of D&R Technology, Beradino Paoluccis and Drasko Karanovic, are also affiliates of D Mecatronics. Mr. Paolucci is the President/Chief Exeutive Officer and a member of  the Board of Directors of the Corporation and also the President/Chief Executive Officer and a member of the Board of Directors of D Mecatronics Inc. Mr. Karanovic is a member of the Board of Directors of the Corporation and also a member of the Board of Directors of D Mecatronics.

DESCRIPTION OF BUSINESS OPERATIONS

General

The Corporation will be involved in the area of engineering, design and manufacture of robotics and automation technology solutions, which management believes will enable the Corporation to become a recognized technology pioneer and market leader in the area of engineering. Through its wholly-owned subsidiary, D&R Technology, the Corporation will provide state of the art automation technologies to solve its customers’ complex automation needs, increase efficiencies and improve manufacturing processes. Serving as a comprehensive engineering partner, the Corporation will work with other leading robotic manufacturers to provide the best automation technologies. The Corporation will provide automation solutions to a wide spectrum of customers and industries ranging from large Fortune 500 companies to small privately-held businesses. Our automated solutions can be found in manufacturing, assembly and processing lines throughout the United States, Canada, Mexico and South America. D&R Technology, has served the automotive industry for more than seven years and is currently applying its service solutions to other markets, such as medical robotics, personal robotic devices and water treatment industry. Management believes that increasing use of robotics in sectors such as food handling and processing, clean technology and energy, as well as pharmaceutical and general consumer goods production, will lead to increased demand for company’s products as manufacturers look to improve the speed, quality and reliability of production through automation.

The Corporation is involved in the area of engineering, design and the manufacturing of automated solutions for the automotive industry and intends to rapidly become one of the leading providers of automated manufacturing solutions, which are used primarily by three of the top ten Tier I automotive part suppliers in the world. The Corporation also makes precision components and tooling using its own custom-built manufacturing systems, process knowledge and automation technology.

The Corporation’s business is in its early development and operating stages. To date, the Corporation’s primary activities include designing and installation of retrofits to existing automotive systems, automotive spare parts, automotive maintenance and repairs. The Corporation is currently offering products such as Seat Frame Systems, IP Tube systems and Integrated Bend-Weld Systems for the automotive industry. The Corporation’s primary focus will be placed on product engineering and manufacturing processes as discussed above to ensure the highest quality, product features and efficient manufacturing processing.

Industry

The automotive parts industry is divided into three tiers of original equipment manufacturers (“OEMs”), which supply automotive manufacturers with parts for new vehicles, and the aftermarket parts suppliers, which manufacture parts for used vehicles.

The automobile industry is one of the largest sectors of the global economy. In 2011, a market research firm valued the global automobile components sector at over $1.8 trillion dollars and the global automotive parts and equipment sector at almost $600,000,000. The global automotive manufacturing industry operates in an increasingly aggressive marketplace whose performance is tied directly to performance of the large and growing retail automobile industry. The top six companies in the global manufacturing industry are General Motors (GM), Toyota, Ford, Daimler/Chrysler, Volkswagen and Honda and, of those, the Corporation’s subsidiary, D&R Technology, has produced machines supplying parts and components for five of the top six manufacturers. The systems that the Corporation builds for its customers are for Tier 1 OEM suppliers.  An OEM supplier is an "original equipment manufacturer or, in other words, a company that manufactures products or components that are purchased by a company and retailed under that purchasing company's brand name.  OEM refers to the company that originally manufactured the product. When referring to automotive parts, OEM designates a replacement part made by the manufacturer of the original part. In this usage, OEM means "original equipment from manufacturer" The Tier I OEM suppliers deal directly with the automakers - General Motors, Ford, Nissan, Honda, Toyota, Hyundai etc.  The Corporation supplies the systems to the Tier 1 ORM suppliers that produce the seats, front dashboards and other products for the big automakers.

The automotive industry marketplace is the nation’s largest manufacturing industry. It is a mature, steadily growing marketplace with an estimated value in the hundreds of billions. The nation’s automotive manufacturing industry is tied to the U.S. automotive industry, which is considered one of the largest automotive retail marketplaces in the world. Managament reviews marketplace press releases which state that economies are growing steadily from last year and that over the next five years, older automobiles will need to be replaced. India and China are cited as requiring more products for their growing population. Management believes that this demand will require more systems by the Tier 1 OEMs. See "Behind the Wheel" with Phil LeBeau, CNBC Correspondent, published March 15, 2012 and Edmunds.com May 2012 "Auto Sales Forecast: Steady Pace Continues as Summer Approaches".

Products

The Corporation provides special purpose machinery products and services to Automotive Tier I businesses and their suppliers. The Corporation’s services include design and installation of retrofits to existing systems, spare parts, maintenance, repairs and production support. The Corporation builds seat frame systems and tube processing lines. Each system consists of self contained tooling modules linked by a series of automated transfer or robots. Several modules will be integrated into a processing system by adding single or multi-axis transfer units. This approach allows uniformity of design, which provides ease of expansion, simplicity of operation, and excellent throughput rates.

The Corporation’s value propositions regarding its machinery products and services are: (i) delivery – providing on-time delivery thereby reducing customer inventory and providing them with overall cost reduction; (ii) quality – products and services that the Corporation delivers are of high quality and have attributes that enable customers to carry out their business functions; and (iii) price – products are competitively priced thus helping customers control their own overhead and expenses.

The Corporation’s primary focus will be placed on product engineering and manufacturing processes to ensure the highest quality, high level of product features, and the most efficient manufacturing process possible. The Corporation will focus its market offerings on two major customer groups: (i) automobile seating manufacturers; and (ii) manufacturers of tubing products. The Corporation's products are listed below:

Seat Frame System is comprised of the following:

•	Unbundler, Weld seam station with Roland Seamfinder, CNC bending stations with barcode readers,
•	Transfers, Reject Station, Vertical 4- post press module with tooling change options
•	Material Handling Robots, Exit racks and Safety Fences.
•	IP Tube System: Instrument Panel Tube machine makes the bent tube form that holds your steering wheel, gauges etc. All of these components are held on a tube form.
•	IP Beam System: Instrument Panel Beam process line: the machine that produces the beams – which are made from larger diameter tubes for the front and car doors
•	Integrated Bend-Weld System is a system that will transfer the formed tube to a welding station to be welded to the bottom of the seat frame.

The machines that the Corporation builds require spare parts that will replace the used and worn out components on various parts of the machines.  The Corporation designs and manufactures the machinery and replaces them as required. The Corporation will provide all maintenance and repair to the machines as the wear and tear of running them over long periods of time becomes evident.

Marketing

The Corporation’s target customers are: (i) automotive seating manufacturers, who are customers requiring customized machine tools to better serve their clients; and (ii) manufacturers of tubing products, who are customers requiring a value adding process layout. The Corporation will continue to focus its market offerings to automobile seating manufacturers and manufacturers of tubing products. The Corporation’s market research reflects that these customer segments are the most demanding in terms of the engineering, technical service support, and automated machinery design. The Corporation is particularly strong in these areas and will utilize its capacities to serve these clients. The Corporation will seek customers who require production of components used in upper-end product lines. This will provide a further possibility for the Corporation to offer its value-added engineering robotics services.

The Corporation has significant economic and commerical reliance and dependence on Johnson Controls Inc. ("JCI"). Currently, JCI is a major customer of the Corporation after the recession of 2009 through 2010 in which some of the previous customers of the Corporation went into bankruptcy or were acquired by larger companies. Thus, the Corporation has significant economic and commercial dependence on JCI. As a result, the Corporation is subject to significant financial risk in the event of the financial distress of JCI. For the years ended December 31, 2011 and 2010, more than 90% of all sales was to JCI and more than 85% of receivables are from JCI. The Corporation does not have an exclusive agreement with JCI.

The Corporation also produces a 420A system to produce new seat frames. The system is built for Toyota Boshoku in Emire, Ontario, to produce the seat frame to be used in their plants for the Rav 4 production.

The Corporation’s market strategy is to capitalize on its expertise by manufacturing high quality, durable machinery with a significant number of product features and options, which are extremely precise in control of motions. The Corporation will focus on a segment of the market and attempt to achieve the best reputation within that segment. The Corporation’s goal in the next year is to secure more engineering and manufacturing positions. The Corporation’s goal in the next five years is to continue with its “value added” scheme that will assist the Company in achieving a strong position within the marketplace.

Suppliers

The majority of raw materials required by the Corporation are readily available at competitive prices from a variety of suppliers. For certain specialty items related to controls, the Corporation has two principal supplie r s: (i) Allen Bradly Controls; and (ii) Baldor Controls.

The products the Corporation requires for the assembly of its systems come from electrical companies, hydraulic and pneumatic suppliers and control system from automation companies.  The Corporation does not have exclusive contracts with these companies as it disseminates Requests for Quotations on Pricing and Delivery time in order for the Corporation to maximize savings in the production process.  Examples include:  motors from Rockwell Ind.,  electrical components from Gerrie Electric/Province Electrical hydraulics power unit from Hydrafab. The Corporation machines remaining parts as required.

Property

The Corporation currently has a three-year lease on a standalone building located at 7669 Kimbel Street, Mississauga, Onatario, Canada, which is 18,000 sq feet.  The building is located on approximately one  acre of land.  The building has two floors of office/engineering space, 1,500 square feet, and the balance is used for its welding, assembly and machining areas. The Corporation also has two loading docks for shipping.

Employees

The Corporation employs fourteen (14) full time employees and two (2) contract engineers. This fluctuates depending on the Corporation's workload. The Corporation also uses temporary employees that have previously worked for the Corporation as required depending on the workload. The Corporation also has its President/Chief Executive Officer, Beradino Paolucci, and a member of its Board of Directors, Draskoi Karanovic, on a full-time basis. These individuals are primarily responsible for all of the Corporation's day-to-day operations. Other services may be provided by outsourcing and consultant and special purpose contracts.

Research and Development Activities

The Corporation has incurred approximately $746,000 during the past two fiscal years on research and development for its products. None of these research or development costs are borne by the customer.

Intellecutal Property

As of the date of this Current Report, the Corporation has not filed patents on any of its sytems. The Corporation does not release any drawings of its machines. The drawings are the property of D&R Technology. The Corporation may consider filing patent applications with respect to its system technologies and any novel aspects of its technology to protect its intellectual property. Future patents, if issued, may be challenged, invalidated or circumvented. Thus, any patent that the Corporation may own may not provide adequate protection against competitors. Any patent applications that the Corporation may file in the future may not result in issued patents. Also, patents may not provide the Corporation with adequate proprietary protection or advantages against competitors with similar or competing technologies. As a result of potential conflicts with the proprietary rights of others, the Corporation may in the future have to prove that it is not infringing the patent rights of others or be required to obtain a license to the patent.

The Corporation may consider filing a copyright application for the drawings of its machines. The Corporation will rely on trade secrets and unpatentable know-how that it seeks to protect, in part, by confidentiality agreements. However, it is possible that parties may breach those agreements, and the Corporation may not have adequate remedies for any breach. It is also possible that its trade secrets or unpatentable know-how will otherwise become known or be independently developed by competitors. There can be no assurance that third parties will not assert infringement or other claims against the Corporation with respect to any existing or future systems or products.  Litigation to protect our proprietary information or to determine the validity of any third-party claims could result in significant expense to the Corporation and divert the efforts of its technical and management personnel, whether or not the Corporation is successful in such litigation.

COMPETITION

The markets for special purpose automotive machinery products and services is highly competitive. Competition is based on the quality and range of such products, market availability, pricing, promotion and customer service as well as the nature of the distribution channels. Management of the Corporation believes that the Corporation has several highly significant competitive advantages: (i) engineering and technical support service; (ii) automated seat frame systems and IP beam process lines design and build expertise; (iii) vendors service and support; and (iv) current relationships with several major automotive companies. In the special purpose automotive machinery produces and services business, additional competitive factors include the demonstrated effectiveness of the products being offered, as well as available funding sources. The Corporation faces competition from other technology-based companies providing the same products and services. Competition may increase to the extent that other entities enter the market and to the extent that current competitors or new competitors develop and introduce new products that compete directly with the products distributed by the Corporation or develop or expand competitive sales channels. Management of the Corporation believes that its marketing position is unique to certain of the markets in which it competes.

RISK FACTORS

An investment in the Corporation’s common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating the Corporation and its business before purchasing shares of common stock. The business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that the Corporation is currently aware of that it may be facing. Additional risks not presently known to the Corporation may also impair its business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Business

The Corporation’s operating results are difficult to predict and fluctuations in them may cause volatility in the price of its shares. Given the nature of the markets in which the Corporation competes, its revenues and profitability are difficult to predict for many reasons, including the following:

•
Operating results are highly dependent on the volume and timing of orders received during the quarter, which are difficult to forecast. Customers generally order on an as-needed basis and the Corporation typically does not obtain firm, long-term purchase commitments from its customers. As a result, the Corporation’s revenues in any quarter depend primarily on orders shipped in that quarter.

•
The Corporation must incur a large portion of its costs in advance of sales orders because it must plan research and production, order components and enter into development, sales and marketing, and other operating commitments prior to obtaining firm commitments from its customers. This makes it difficult for the Corporation to adjust its costs in response to a revenue shortfall, which could adversely affect its operating results.

Engineering and production capacities that do not match demand for the Corporation’s products could result in lost sales or in a reduction in its gross margins. The Corporation’s industry is characterized by rapid technological change, frequent new product introductions, short-term customer commitments and rapid changes in demand. The Corporation determines capacities based on its forecasts of demand for its products. Actual demand for its products depends on many factors, which make it difficult to forecast. The Corporation has experienced differences between its actual and its forecasted demand in the past and expects differences to arise in the future. The following problems could occur as a result of these differences:

•
If demand for the Corporation’s products is below its forecasts, the Corporation could produce excess personnel or have excess manufacturing capacity. Excess personnel could negatively impact the Corporation’s cash flows and could result in higher design costs. Excess manufacturing capacity could result in higher production costs per unit and lower margins.

•
If demand for the Corporation’s products exceeds its forecasts, the Corporation could have to rapidly ramp up production. The Corporation depends on suppliers and manufacturers to provide components and sub-assemblies. As a result, the Corporation may not be able to increase its production levels to meet unexpected demand and could lose sales in the short term while the Corporation tries to increase production. If customers turn to competitive sources of supply to meet their needs, the Corporation’s revenues could be adversely affected.

•
Rapidly increasing the Corporation’s production levels to meet unanticipated customer demand could result in higher costs for components and sub-assemblies, increased expenditures for freight to expedite delivery of materials or finished goods, and higher overtime costs and other expenses. These higher expenditures could result in lower gross margins.

If the Corporation does not timely introduce successful products, its business and operating results could suffer. The market for the Corporation’s products is characterized by rapidly changing technology, evolving industry standards, short product life cycles and frequent new product introductions. As a result, the Corporation must continually introduce new products and technologies and enhance existing products in order to remain competitive. The success of the Corporation’s new products depends on several factors, including its ability to: (i) anticipate technology and market trends; (ii) timely develop innovative new products and enhancements; (iii) distinguish its products from those of its competitors; (iv) manufacture and deliver high-quality products; and (v) price its products competitively.

The Corporation’s failure to manage growth could harm it. The Corporation will rapidly and significantly expand the number and types of products it sells and the Corporation will endeavor  to further expand its product portfolio.  This expansion places a significant strain on its management, operations and engineering resources. Specifically, the areas that are strained most by its growth include the following:

•
New product launch. With the growth of its product portfolio, the Corporation will experience increased complexity in coordinating product development, manufacturing and commissioning. As this complexity increases, it places a strain on its ability to accurately coordinate the commercial launch of its products with adequate support to meeting anticipated customer demand. If the Corporation is unable to scale and improve its product launch coordination, the Corporation could frustrate its customers and lose earned space and product sales.

•
Forecasting, planning and supply chain logistics. With the growth of its product portfolio, the Corporation will also experience increased complexity in forecasting customer demand and in planning for production and transportation and logistics management. If the Corporation is unable to scale and improve its forecasting, planning and logistics management, it could frustrate its customers, lose product sales or accumulate excess inventory.

To manage the growth of its operations, the Corporation will need to continue to improve its transaction processing, operational and financial systems, and procedures and controls to effectively manage the increased complexity. If the Corporation is unable to scale and improve them, the consequences could include delays in shipment of product, degradation in levels of customer support, lost sales and increased inventory. These difficulties could harm or limit its ability to expand.

If the Corporation does not compete effectively, demand for its products could decline and its business and operating results could be adversely affected. The Corporation’s industry is intensely competitive. It is characterized by a trend of declining average selling prices in the market, and continual performance enhancements and new features, as well as rapid adoption of technological and product advancements by competitors in its market. Also, aggressive industry pricing practices and downward pressure on margins have resulted inincreased price competition from both our primary competitors as well as from less established ones. If the Corporation does not continue to distinguish its products through distinctive, technologically advanced features, design and services, as well as continue to build and strengthen its brand recognition, its business could be harmed. If the Corporation does not otherwise compete effectively, demand for its products will decline, its gross margins could decrease, it would lose market share, and its revenues could decline.

The Corporation depends on OEMs ( original equipment manufacturers ) and contract manufacturers who may not have adequate capacity to fulfill its needs or may not meet the Corporation’s quality and delivery objectives. Original component manufacturers and contractors produce key portions of the Corporation’s product lines. The Corporation’s reliance on them involves significant risks, including reduced control over quality and logistics management, the potential lack of adequate capacity and discontinuance of the contractors’ assembly processes.  Financial instability of the Corporation’s manufacturers or contractors could result in the Corporation having to find new suppliers, which could increase its costs and delay its product deliveries. These manufacturers and contractors may also choose to discontinue building its products for a variety of reasons. Consequently, the Corporation may experience delays in the timeliness, quality and adequacy in product deliveries, any of which could harm the Corporation’s business and operating results.

The Corporation purchases key components and products from single or limited sources, and its business and operating results could be harmed if supply were delayed or constrained or if there were shortages of required components. Lead times for materials and components ordered by the Corporation or its contract manufacturers can vary significantly and depend on factors, such as the specific supplier, contract terms and demand for a component at a given time. From time to time, the Corporation has experienced supply shortages and fluctuations in component prices. While the Corporation is trying to manage its component levels through the purchase of buffer stock, there is no guarantee that the Corporation will be able to maintain the inventory levels sufficient to meet its product demand. Currently, the shortages have not significantly impacted its product cost. In addition, the Corporation may be at risk for these components if its customers reject or cancel orders unexpectedly or with inadequate notice.

Shortages or interruptions in the supply of components or subcontracted products, or the Corporation’s inability to procure these components or products from alternate sources at acceptable prices in a timely manner could delay shipment of its products or increase its production costs, which could have the Corporation’s business, financial condition and operating results.

The Corporation purchases some products and some key components used in its products from single or limited sources. In particular, a significant portion of its controls systems is single-sourced and the Controls Unit in its products is provided by a single supplier. If the supply of these products or key components were to be delayed or constrained, the Corporation may be unable to find a new supplier on acceptable terms or at all or its new and existing product shipment could be delayed. Any of this could harm the Corporation’s buiness, financial condition and operating results.

If the Corporation does not successfully coordinate the worldwide manufacturing and distribution of its product key components, it could lose sales. The Corporation’s business requires it to coordinate the manufacture and distribution of its product components over much of the world. The Corporation increasingly relies on third parties to manufacture its components and transport its products. On a wordwide basis, the Corporation will continue to evaluate and consider changes in both its international and domestic suppliers. If the Corporation does not successfully coordinate these changes and the timely manufacture and distribution of its components, the Corporation may have insufficient supply of products to meet customer demand and could lose sales, or the Corporation may experience a build-up in inventory.

The Corporation’s introduction of new product lines may consume significant resources and not result in significant future revenues. The Corporation will continue to expand its product offerings with new product lines, such as Weld-Bend Systems and other products that are outside of its traditional areas of expertise. To accomplish this, the Corporation has committed resrouces to develop, sell and market these new products. With limited experience in these product lines and because these products may be based on technologies that are new to the Corporation, it may be difficult for the Corporation to accurately anticipate and forecast revenues, manufacturing costs, customer support costs and product returns. In addition, because the technologies may be new to the Corporation, it may have a greater risk of unknowingly infringing on proprietary technology. The Corporation’s ongoing investments in the development and marketing of new lines of products could produce higher costs without a proportional increase in revenues.

The Corporation may be unable to protect its proprietary rights. Unauthorized use of the Corporation’s technology may result in the development of products that compete with its products.  The Corporation’s future success depends in part on its proprietary technology, technical know-how and other intellectual property. The Corporation relies on intellectual property laws, confidentiality procedures and contractual provisions, such as nondisclosure terms, to protect its intellectual property. Others may independently develop similar technology, duplicate the Corporation’s products, or design around its intellectual property rights. In addition, unauthorized parties may attempt to copy aspects of the Corporation’s product or to obtain and use information that the Corporation regards as proprietary. Any of these events could significantly harm the Corporation’s business, financial condition and operating results.

The Corporation is also increasing its reliance on technologies that it licenses or acquires from others. The Corporation relies on third party licenses for the automated control portion of the system. The Corporation purchases the computers' logic component from Rockwell Automation and pays an annual fee to enable it to get updates'/upgrades and technical support to the logic portion of the system. The Corporation may find it necessary or desirable in the future to obtain licenses or other rights relating to one or more if its products or to current or future technologies. These licenses or other rights may not be available on commercially reasonable terms or at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on the Corporation’s business, financial condition and operating results. Moreover, the use of intellectual property licensed from third parties may limit the Corporation’s ability to protect the proprietary rights in its products.

The Corporation may encounter difficulties with future acquisitions, which could adversely affect its business and operating results. The Corporation has acquired and may continue to acquire companies that have products, personnel and technologies that complement its strategic direction and roadmap. The Corporation’s acquisitions involve risks and uncertainties including: (i) difficulties in integrating the acquired company and its operations; (ii) diversion of management’s attention from the normal operations of business; (iii) potential loss of key employees and customers of the acquired company; (iv) insufficient future revenues and profitability of the acquired company that could negatively impact the Corporation’s consolidated results; and (v) exposure to potential product quality issues, which could result in unanticipated contingent liabilities of the acquired company. Any of these and other factors could prevent the Corporation from realizing the anticpated benefits of the acquisition and could adversely affect its business and operating results. Acquisitions are inherently risky and no assurance can be given.

Risks Associated with the Corporation and Its Securities

Because the Corporation has yet to comply with rules requiring the adoption of certain corporate governance measures, its stockholders have limited protections against interested director transactions, conflicts of interest and similar matters. The Sarbanes-Oxley Act, as well as the rules enacted by the SEC and the national stock exchanges as a result of the Sarbanes-Oxley Act, require the implementation of various measures relating to corporate governance.  These measures are designed to enhance the integrity and efficiency of corporate management and the securities markets and apply to securities which are listed on those exchanges.  Because the Corporation has not presently complied with many of the corporate governance provisions, its stockholders have limited protections. Certain of these corporate governance provisions are as follows: (i) establishment of an audit committee charter and appointment of members to the audit committe; (ii) adoption of an ethics code; (iii) conduct analysis of the Corporation's internal and financial control procedures; and (iv) establishment of a compensation committee. Management intends to address these issues within the Corporation's organizational structure during fiscal year 2012 to ensure the best effective corporate governance and financial management. However, management of the Corporation has adopted certain corporate governance practices as follows: (i) adherance to a clear ethical basis within all business operations; (ii) alignment of business goals with such ethical basis; (iii) strategic management which incorporates shareholder value; (iv) identifying corporate organizational structure to effect good corproate governance; and (v) creating reporting systems to provide transparency and accountability.

Until the Corporation complies with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley Act, regardless of whether such compliance is required, the absence of standards of corporate governance may leave its stockholders without protections against interested director transactions which may not be favorable to the shareholders, conflicts of interest and similar matters, and investors may be reluctant to provide the Corporation with funds in the future if the Corporation determines it is necessary to raise additional capital.  The Corporation intends to comply with all applicable corporate governance measures relating to director independence as soon as practicable.

New rules, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for the Corporation to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or maintain listing of our common stock. The Corporation may be unable to attract and retain those qualified officers, directors and members of board of directors committees required to provide for its effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The perceived personal risk associated with the Sarbanes-Oxley Act may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters.  The Corporation may have difficulty attracting and retaining directors with the requisite qualifications.  If the Corporation is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or maintain the listing of our common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

The Corporation’s common stock price is subject to significant volatility, which could result in substantial losses for investors. Prices for the Corporation’s shares are determined in the marketplace and may accordingly be influenced by many factors, including, but not limited to:

☐	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock

☐	technological innovations or new products and services by us or our competitors;

☐	intellectual property disputes;

☐	additions or departures of key personnel;

☐	the depth and liquidity of the market for the shares;

☐	quarter-to-quarter variations in our operating results;

☐	announcements about our performance as well as the announcements of our competitors about the performance of their businesses;

☐	changes in earnings estimates by, or failure to meet the expectations of, securities analysts;

☐	our dividend policy; and

☐	general economic and market conditions.

Additionally, the stock market often experiences significant price and volume fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. These market fluctuations could adversely affect the Corporation’s share trading price. The price at which investors purchase shares of the Corporation’s common stock may not be indicative of the price that will prevail in the trading market.  Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Future sales of shares of the Corporation’s common stock by its stockholders could cause the Corporation’s stock price to decline. The Corporation cannot predict the effect, if any, that market sales of shares of its common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  If the Corporation’s stockholders sell substantial amounts of its common stock in the public market upon the effectiveness of a registration statement, or upon the expiration of any holding period under Rule 144, such sales could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Corporation to  raise additional financing through the sale of equity or equity-related securities in the future at a time or price that we deem reasonable or appropriate.  The shares of common stock issued in the Share Exchange Agreement will be freely tradable upon the earlier of (i) effectiveness of a registration statement covering the resale of such shares; or (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act and the sale of such shares could have a negative impact on the price of its common stock.

The Corporation may issue additional shares of its capital stock or debt securities to raise capital or complete acquisitions, which could dilute the equity interest of its stockholders. After giving effect to the Share Exchange Agreement, there are approximately 411,350,000 authorized and unissued shares of the Corporation’s common stock which have not been reserved and are available for future issuance.  Although the Corporation has no commitments as of the date of this Current Report to issue its securities, the Corporation may issue a substantial number of additional shares of its common stock, to complete a business combination or to raise capital.  The issuance of additional shares of its common stock:

☐	may significantly dilute the equity interest of its existing stockholders; and

☐	may adversely affect prevailing market prices for its common stock.

The Corporation’s officers and directors and insiders own approximately 66.56% of the total issued and outstanding shares of its common stock, and may be able to influence control of the Corporation or decision making by management of the Corporation. As of the date of this Current Report, the Corporation’s officers, directors and insiders own approximately 66.56% of the total issued and outstanding shares of its common stock and may be able to influence control of the Corporation or decision making by management of the Corporation. Moreover, in the event future issuances of common stock are authorized by the Board of Directors pursuant to any future contractual relations, the officers, directors and insiders’ control of the Corporation will increase. This may result in majority control of the voting power for all business decisions.

The application of the “penny stock” rules could adversely affect the market price of the Corporation’s common stock and increase your transaction costs to sell those shares. The Corporation’s common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

☐	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

☐
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation of such duties or other requirements of securities laws;

☐	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

☐	A toll-free telephone number for inquiries on disciplinary actions;

☐	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

☐	such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

☐	the bid and offer quotations for the penny stock;

☐	the compensation of the broker-dealer in the transaction;

☐	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

☐	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

Due to the requirements of penny stock rules, many brokers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Corporation remains subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for its securities.  Moreover, if its securities are subject to the penny stock rules, investors will find it more difficult to dispose of its securities.

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

RESULTS OF OPERATION

Overview

The Corporation will be involved in the area of engineering, design and manufacture of robotics and automation technology solutions, which management believes will enable the Corporation to become a recognized technology pioneer and market leader in the area of engineering. Through its wholly-owned subsidiary, D&R Technology, the Corporation will provide state of the art automation technologies to solve its customers’ complex automation needs, increase efficiencies and improve manufacturing processes. Serving as a comprehensive engineering partner, the Corporation will work with other leading robotic manufacturers to provide the best automation technologies. The Corporation will provide automation solutions to a wide spectrum of customers and industries ranging from large Fortune 500 companies to small privately-held businesses. Our automated solutions can be found in manufacturing, assembly and processing lines throughout the United States, Canada, Mexico and South America. D&R Technology, has served the automotive industry for more than seven years and is currently applying its service solutions to other markets, such as medical robotics, personal robotic devices and water treatment industry.

Fiscal Year Ended December 31, 2011 Compared to Fiscal Year Ended December 31, 2010

	Fiscal Years Ended December 31, 2011 and 2010
	$2011	$2010
Revenues	3,620,878	2,097,570
Cost of Goods Sold	2,350,570	1,933,827
Gross Profit	1,270,308	163,743
Expenses
Compensation	374,612	405,029
Occupancy costs	85,149	132,503
Travel	114,098	57,054
Professional fees	39,310	22,996
Communication	30,330	23,420
Office and general	83,101	109,416
Tota Operating Expenses	726,600	750,418
Net Income (Loss) before income tax	543,708	(586,675)
Income tax (expense) benefit	(78,742)	75,535
Net Income (Loss)	464,966	(511,140)
Other comprehensive loss
Foreign exchange adjustment	(4,425)	138
Comprehensive income (loss)	461,541	(511,002)

The financial information in the table above is derived from the audited financial statements. The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this Current Report on Form 8-K. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. The Corporation’s actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Current Report on Form 8-K. The financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Revenues. The increase in revenues was due to increased sales to consumers of the Corporation’s special purpose machinery products and services. Revenue also increased based upon an increase in the tooling business, which has a higher profit margin. The Company also increased its service rates that it charges for its technicians. During fiscal year ended December 31, 2011,  management focused its efforts on increasing sales to its consumers and sales volume increased accordingly. D Mecatronics, the previous parent company of D&R, reported revenue of $2,305,184 for the quarter ended March 31, 2011. The revenue reported by D Mecatronics for the remaining quarters was less. The reason for the change in revenue was that D Mecatronics sold two systems in Mexico for $2,200,000. This revenue was recognized when the systems were installed and production started. D Mecatronic also had a considerable amount of tooling that needed to be completed for its customers in a certain time frame.

Costs and expenses. The increase in cost of sales was due to the increase in sales.

Operating Expenses.  The incurrence of operating expenses reflects the additional expenses incurred as a result of the Corporation’s increased sales during fiscal year ended December 31, 2011. Compensation expense decreased based upon the Corporation decreasing its number of employees in engineering since the Corporation started utilizing a standard tube bender that requires less designing. Also operating expenses decreased because standard lists of components were utilized, which can be used on every machine thus eliminating the need for a new bill of material for each machine. Lastly, the Corporation eliminated the executive vice-president-business development position, which current management has absorbed regarding duties.  Occupancy costs were greatly reduced because the Corporation changed its overhead rate to reflect the increased usage of previously idle facilities. Operating expenses include overhead expenses such as rent, management and staff salaries, general insurance, marketing, accounting, legal and office expenses.

Due to transactions denominated and settled in foreign currency, we generated a loss on foreign translation of ($4,425) during fiscal year ended December 31, 2011.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during fiscal year ended December 31, 2011 that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to the Corporation’s interests.

LIQUIDITY AND CAPITAL RESOURCES

Fiscal Year Ended December 31, 2011

As at fiscal year ended December 31, 2011, the Corporation’s current assets were $2,176,637 and our current liabilities were $1,587,223, which resulted in a working capital surplus of $589,414. As of the fiscal year ended December 31, 2011, current assets were comprised of: (i) $969,502 in cash; (ii) $367,136 in accounts receivable; (iii) $798,066 in inventory; (iv) $39,063 in taxes recoverable; and (v) $2,870 in prepaid expense. As at fiscal year ended December 31, 2011, current liabilities were comprised of: (i) $254,799 in accounts payable; (ii) $6,254 due to related party; (iii) $1,277,005 in deferred revenue; and (iv) $49,165 in warranty provision.

As of the fiscal year ended December 31, 2011, our total assets were $2,338,467 comprised of: (i) current assets of $2,176,637; (ii) security deposits of $14,450; and (iii) fixed assets, net of depreciation of $147,380. As at fiscal year ended December 31, 2011, our total liabilities were $1,587,223 comprised of current liabilities.

During fiscal year ended December 31, 2011, net cash provided by operating activities was $542,484. This provision of cash was primarily due to an increaseof $200,263 in accounts receivable, a decreaseof $513,844 in inventory, a decrease of $455,472 in accounts payable and accrued expense, a decrease of $78,742 in deferred tax asset, a decrease of $23,422 in deferred revenue, an increase of $37,678 in warranty provision and a decrease of $88,233 in taxes recoverable.

The Corporation used cash of $213,091 in financing activities during fiscal year ended December 31, 2011  of which $104,670 was return of capital and $115,078 was repayments to officers shareholders, which was offset by $6,657 in change due to related party.

The Corporation’s principal demands for liquidity are to increase capacity, inventory purchase, sales distribution, and general corporate purposes.   The Corporation is in the process of being accepted as a global prototype supplier compared to its prior role as a supplier for North America. The Corporation was recently accepted for global work and thus provided the basis for previously disclosed projections. The Corporation may achieve those revenue projections during fiscal year 2012, however, it may also not achieve that level of revenue.

The Corporation intends to meet its liquidity requirements, including capital expenditures related to the purchase of equipment, purchase of inventory, and the expansion of its business, through cash flow provided by operations and funds raised through proceeds from the issuance of debt or equity.

During December 31, 2011, gross profit increased to 35% compared to 8% in 2010 due to repeat business that did not require as much labor- engineering and programming cost were at zero for the projects.

The Corporation has not paid any sums for public relations or investor relations.

SIGNIFICANT ACCOUNTING POLICIES

In June 2011, the FASB amended its accounting guidance on the presentation of other comprehensive income (OCI) in an entity’s financial statements. The amended guidance eliminates the option to present the components of OCI as part of the statement of changes in stockholders’ equity and provides two options for presenting OCI: in a statement included in the income statement or in a separate statement immediately following the income statement. The amendments do not change the guidance for the items that have to be reported on OCI or when an item of OCI has to be moved into net income. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Corporation does not anticipate that its adoption of this guidance will have a material impact on its consolidated results.

The preparation of consolidated financial statements in conformity with U. S. Generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting  period. Financial statements items subject to significant judgement include expense accruals, as well as income taxes and loss contingencies. Actual results could differ from those estimates. Refer to the significant accounting polices stated in the notes to the financial statement for specific discussion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 88,650,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)		Percentage of Beneficial Ownership
Directors and Officers:
Berardino Paolucci 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	28,320,000		31.95%

Drasko Karanovic 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	14,160,000		15.97%

Velijko Pjevac 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	-0-		0%

All executive officers and directors as a group (3 person)	42,480,000		47.93%

Beneficial Shareholders Greater than 10%

D Mecatronics Inc. 7669 Kimbal Street Mississauga, Ontario Canada L5S 1A7	16,520,000	(2)	18.63%

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 88,650,000 shares issued and outstanding.

(2)
The individuals who exercise the voting and dispositive power on behalf of D Mecatronics are Beradino Paolucc, and Drasko Karanovic, who are also members of the Board of Directors of the Corporation, and Dino Paolucci Jr., who is the son of Beradino Paolucci.

EXECUTIVE OFFICERS AND DIRECTORS

 The Corporation refers to Item 1.01 and Item 3.02 above concerning the change in control.

Name	Position	Age
Berardino Paolucci	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a Director	62
Velijko Pjevac	Director	61
Drasko Karanovic	Director	45

Our directors hold office for one-year terms or until their successors have been elected and qualified.

The biographies of the new directors and officers are set forth below as follows:

Berardino Paolucci.  Mr. Paolucci is the President/Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer and a member of the Board of Directors of the Corporation. Mr. Paolucci has over thirty years experience in customer and quality-focused business and provides strategic vision and leadership qualities that drive operational process, productivity, efficiency and improvement at multisite manufacturing organizations. He is an expert in combining financial and business planning with tactical execution to optimize long-term gains in performance, revenues and profitability. His breadth of experience includes quality and manufacturing operations, lean concept, root cause and corrective action preventive action (CAPA) analysis, team concepts, total preventive maintenance, set-up reduction and standard work. Mr. Paolucci has been employed by D&R Technologies Inc. from 1994 through 2004 where he held the position of manufacturing supervisor. His previous responsibilities included: (i) manage and direct all electrical, mechanical, hydraulic and process functions within departments; (ii) continuously impact and improve the key performance indicators across the process such as machine mechanical, hydraulic, pneumatic and electrical build, process improvement, identification and sourcing of new equipment as well as the payout and reallocation of equipment and workforce; (iii) develop and initiate appropriate actions that lead to optimizing production capabilities of all machinery, equipment and resources resuling in improved machine utilization, labor efficiency, expense reduction and on-time delivery; (iv) recommend solutions to customers for preventative maintenance, machine layouts and configuration of machinery for the purpose of proaction planning as well as responding to day to day service issues; and (v) manage and develop department’s team members by conducting regular appraisal, developing performance improvement plans, administering salary and compensation as per company policy and providing direction and support for the development of individuals within the department. Mr. Paoluccii also owned his own machine shop and was plant foreman for Dieco Technology for over ten years where he was responsible for production, inventory, purchasing, labor and overall supervision of the plant.

Drasko Karanovic.  Mr. Karanovi is a member of the Board of Directors of the Corporation. Mr. Karanovic has over twenty years of experience in progressive design, supervisory and management experience in engineering fields, comprehensive knowledge of engineering technology, strong management, communication, interpersonal and customer service skills, extensive knowledge of CAD systems and tooling engineering and development expertise. He was employed with Dieco Technologies from 1994 through 2004 and D Mecatronics Inc. from 2004 to current date. His responsbilities included: (i) member of senior management team in setting strategic operation direction; (ii) prepare proposals, evaluating future equipment performance and recommend improvements for new and existing products; (iii) direct personnel activities of staff, i.e. hire, train, appraise, reward, motivate, discipline, recommend termination (iv) direct, coordinate and exercise functional authority for planning, organization, control, integration and completion of engineering projects; (v) supervising staff of mechanical, electrical and hydraulic designers, production engineering support staff in the custom design, development, improvement and modification of machinery; (vi) direct the research and development effort leading to new or improved products; and (vii) develop and maintain overall product development plan so that new or improved products are timely delivered to marke t.  Mr. Karanovic was the engineering manager for over three years at Dieco Technology. Mr. Karanovic earned a Bachelor of Mechanical Engineer degree.

Velijko Pjevac.  Mr. Pjevac is a member of the Board of Directors of the Corporation. Mr. Pjevac has over thirty-five years of experience as an engineer and worldwide industrial manager in the industrial automation field. He also has over thirty-one years experience in designing dies, tooling, tube processing systems and expanded metals for the automobile industry. He has successfully dealt with strategy and engineering issues within small companies and large corporations, all at management levels. He also has extensive knowledge of strategic planning, resource allocation, leadership techniques, production methods and coordination of people and resources. Mr. Pjevac was previously employed with Dieco Technologies Inc. from 1998 through 2004 and has been employed with D&R Technologies from 2004 to current date as an engineering manager. He provides the strategic vision and leadership qualities that drive engineering process, productivity, efficiency and bottom-line improvements. Mr. Pjevac’s responsibilities include: (i) provides technical direction for the development, design, and systems from definition phase through implementation; (ii) applies significant knowledge of industry trends and developments to improve service to our clients; and (iii) reviews work of development and sales team. Previously, Mr. Pjevac was the manager of the technical department for eight years with approximately 500 employees reporting to him.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers by any person for all services rendered in all capacities for the fiscal years ended December 31, 2011.

Name and Principal Position	Fiscal	Annual Salary	Bonus	Stock Awards	Option Awards	Total
	Year	($)	($)	($)	($)	($)
Berardino Paolucci President/Chief Executive Officer	2011	$104,000	$0	$0	$0	$104,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

As of December 31, 2011, there were no outstanding equity awards held by executive officers.

BOARD INDEPENDENCE

Messrs. Pjevac and Karanovic qualify as “independent” directors, as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.  As a requirement to listing the Corporation’s common stock on The Bulletin Board or the NASDAQ Capital Market or other exchange, the Corporation intends to retain independent directors.  The Board of Director’s composition (and that of its committees) will be subject to the corporate governance provisions of its primary trading market, including the requirement for appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002, and regulations adopted by the SEC and NASD pursuant thereto.

Director Compensation

The Corporation does not currently compensate our directors with cash for acting as such, although we may do so in the future. The Corporation also reimburses its directors for reasonable expenses incurred in connection with their service as directors.

Code of Ethics

The Corporation intends to adopt a code of ethics that applies to its officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but has not done so to date.

BOARD COMMITTEES

Audit Committee. The Corporation intends to establish an audit committee of the Board of Directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties would be to recommend to the Board of Directors the engagement of independent auditors to audit the Corporation’s financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Corporation intends to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve the Corporation’s salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer any stock option plans and recommend and approve grants of stock options under such plans.

STOCK INCENTIVE PLANS

The Corporation currently does not have any stock incentive plan adopted.  The Corporation may adopt a stock incentive plan in the future in order to further the growth and general prosperity of the Corporation by enabling our employees, contractors and service providers to acquire its common stock, increasing their personal involvement in the Corporation and thereby enabling the Corporation to attract and retain its employees, contractors and service providers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with any related persons (as that term is defined in Item 404 in Regulation SK) since the beginning of the Corporation’s last fiscal year, or any currently proposed transaction, in which the Corporation was or is to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest. Other than an employment agreement with the prior officer/director, D.A. Wallace, which has been rescinded, there were no transactions with any related persons during the Corporation's last fiscal year.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

SHARE EXCHANGE AGREEMENT

Effective on February 1, 2012, the Corporation issued an aggregate of 59,000,000 shares of its resticted common stock to the D&R Shareholders, which are non-United States residents. In accordance with the terms and provisions of the Share Exchange Agreement, the D&R Shareholders acquired an aggregate of 59,000,000 shares of the Corporation’s restricted common stock in exchange for one hundred percent (100%) of the total issued and outstanding shares of D&R Technology held of record by the D&R Shareholders in a private transaction.

The shares were issued to three non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The D&R Shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  The Corporation refers to the copies of its articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Current Report on Form 8-K.  The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

The total number of stock authorized that may be issued by the Corporation is 5 5 0,000,000 shares of which 50,000,000 shall be shares of preferred stock with a par value of $0.001 per share and 500,000,000 shall be shares of common stock with a par value of $0.001 per share.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange Agreement, the Corporation’s issued and outstanding securities, on a fully diluted basis, is as follows:

●	88,650,000 shares of common stock; approximately 66.56% of which shares are held by the D&R shareholders issued either pursuant to the Share Exchange Agreement;

●	No shares of preferred stock;

●	No options to purchase any capital stock or securities convertible into capital stock; and

●	No warrants to purchase any capital stock or securities convertible into capital stock.

As of the date of this Current Report, there are 52 shareholders of record.

Description of Common Stock

The holders of common stock are entitled to one vote per share. The Corporation’s Articles of Incorporation do not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds; however, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Subject to the rights of the holders of preferred stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

The affirmative vote of the holders of at least 60% of the voting power of all shares of the Corporation entitled to vote generally, in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article EIGHTH of the Articles of Incorporation.

Description of Preferred Stock

Creation of Series A Preferred Stock

Effective July 27, 2010, the Corporation filed with the Secretary of State of the State of Nevada, a Certificate of Designation creating one hundred (100) shares, designated as “Series A Preferred Stock.” The shares of Series A Preferred Stock may be issued from time to time by our Board of Directors.

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of the Corporation's Certificate of Designation relating to our shares of Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has. In addition, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect three (3) directors (the “Series A Directors”). The holders of the Series A Preferred Stock may waive their rights to elect such three (3) directors at any time and assign such right to the board of directors to elect such directors; and (b) the holders of a majority of the shares of common stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect two (2)   directors.

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1) amend our Articles of Incorporation or Bylaws;

(2) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3) reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4) authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under these Articles, or any other merger or consolidation of the Corporation. For purposes of these Articles, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5) increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8) amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9) replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or

(10) transfer assets to any subsidiary or other affiliated entity.

Creation of Series B Preferred Stock

Effective July 27, 2010, the Corporation filed with the Secretary of State of the State of Nevada, a Certificate of Designation creating one million (1,000,000) shares, designated as “Series B Preferred Stock.” The shares of Series B Preferred Stock may be issued from time to time by our Board of Directors.

The following is a summary of the material rights and restrictions associated with our Series B Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our Certificate of Designation relating to our shares of Series B Preferred Stock.

The Series B Preferred Stock shall vote or act by written consent together with the common stock and not as a separate class. Each share of Series B Preferred Stock shall have that number of votes equal to five thousand (5,000) shares of common stock at any special or annual meeting of the stockholders of the Corporation and in any act by written consent in lieu of any special or annual meeting of the stockholders of the Corporation. In the case the Corporation shall at any time subdivide (by any share split, share dividend or otherwise) its outstanding shares of common stock into a greater number of shares, the number of shares of common stock of which are equal in voting power to each share of Series B Preferred Stock, as in effect immediately prior to such subdivision, shall be proportionately increased and, conversely, in case the outstanding common stock shall be combined into a smaller number of shares, the number of shares of common stock of which are equal in voting power to each share of Series B Preferred Stock, as in effect immediately prior to such combination, shall be proportionately reduced.

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, change or modify the rights, preferences or other terms of the Series B Preferred Stock, or increase or decrease the number of authorized shares of Series B Preferred Stock

Anti-Takeover Effects

The creation of the Series A Preferred Stock and Series B Preferred Stock (collectively the “Preferred Stock”) provides us with shares of Preferred Stock which permits us to issue additional shares of capital stock that could dilute both voting power and the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another company. The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Corporation. The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Corporation, or as may be required by the capital markets. However, we presently have no plans, proposals, or arrangements to issue any of the newly created shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Market Price and Dividends

D&R is, and has always been a privately-held company. There is not, and never has been, a public market for the securities of D&R. The Corporation’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol NRBT.OTCBB , but there is currently no liquid trading market.

Dividends may be declared and paid out of legally available funds. Shares of one class or series of securities may not be issued as a share dividend to shareholders of another class or series unless approved by a majority of the shareholders.  The Corporation has not previously paid any cash dividends on our common stock and does not anticipate or contemplate paying dividends on its common stock in the foreseeable future. The Corporation currently intends to utilize all available funds to develop our business.  The Corporation can give no assurances that it will ever have excess funds available to pay dividends.

As of the date of this Current Report, there are 88,650,000 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Approximately 20,000,000 shares of restricted common stock could be sold under Rule 144. Any significant downward pressure on the price of our common stock as the shareholders sell their shares of the Corporation's common stock could encourage short sales by the selling shareholders or others. Any such sales could place further downward pressure on the price of the Corporation's common stock.

Indemnification of Directors and Officers

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Limitation of Liability for Officers and Directors.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director if he (i) is not liable under NRS 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to be believe his conduct was unlawful. If the NRS, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NRS, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the NRS, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

If a claim under Paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to such any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the NRS, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstance because he or she has met the applicable standard of conduct set forth in the NRS, or any other applicable law, nor an actual determination by the Corporation (including the Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS, or any other applicable law.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

The By-Laws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of the Corporation and its stockholders (through stockholder derivative suits on behalf of the Corporation) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the Corporation is Manhattan Transfer Registrar Company. 57 Eastwood Road, Miller Place, New York 11764. .

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Following the Share Exchange Agreement: (i) David Wallace resigned as a member of the Board of Directors and the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer of the Corporation effective February 1, 2012; (ii) Berardino Paolucci was appointed as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors of the Corporation effective February 1, 2012; and (iii) Drasko Karanovic and Velijko Pjevac were appointed as additional members of the Board of Directors of the Corporaiton effective February 1, 2012. Thus as of the date of this Current Report, the Board of Directors consists of Berardino Paolucci, Drasko Karanovic and Velijko Pjevac. The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

There are no transactions since the beginning of the Corporation’s last fiscal year, or any currently proposed transaction, in which the Corporation was or is to be a participant and the amount involved exceeds $120,000 and in which Messrs. Paolucci, Pjevac or Karanovic had or will have a direct or indirect material interest, other than the ownership of shares of the Corporation’s common stock.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), D&R Technologies Inc. audited financial statements for the fiscal years ended December 31, 2011 and 2010 are included in this filing.

(b) Pro Forma Financial Information.  In accordance with Item 9.01(b), our unaudited  pro forma combined financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

Such pro forma financial statements are based on the historical financial statements of the Corporation and  D&R after giving effect to the share exchange transaction.  Based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, D&R is considered the accounting acquirer.  The share exchange transaction was completed on February 1, 2011. Because D&R’s owners as a group retained or received the larger portion of the voting rights in the combined entity and D&R’s senior management represents a majority of the senior management of the combined entity, D&R was considered the acquirer for accounting purposes and will account for the share exchange transaction as a reverse acquisition as the power to control D&R exists with senior management. The acquisition will be accounted for as the recapitalization of D&R.  Our fiscal year will end on December 31st.

The unaudited pro forma combined financial statements should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operations” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of  D&R and the Corporation.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of the Corporation’s results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the first day of the period presented, and should not be taken as representative of the future results of operations or financial condition of the Corporation.

(d) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3. 1
Articles of Incorporation of Ecoland International Inc. incorporated herewith as filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form SB-2 on February 1, 2007

3.2	Bylaws of Ecoland International Inc. incorporated herewith as filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form SB-2 on February 1, 2007

10.1
Share Exchange Agreement between Ecoland International Inc. and D&R Technologies Inc. as filed with the Securities and Exchange Commission as an Exhbit to the Current Report on Form 8-K on February 3, 2012.

99.1	Audited financial statements of D&R Technoloiges Inc.

99.2	Unaudited pro forma combined financial statements of D&R and Ecoland International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUS ROBOTICS INC.

DATE: June 27, 2012	/s/ Berardino Paolucci
Berardino Paolucci
President/Chief Executive Officer